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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------


                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (date of earliest event reported): December 21, 1998



                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                      1-13461                 76-0506313
 (State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                         Identification Number)


              950 ECHO LANE, SUITE 350
                   HOUSTON, TEXAS                              77024
      (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (713) 467-6268


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ITEM 5.  OTHER EVENTS

           On December 21, 1998, Group 1 Automotive, Inc., a Delaware corporation (the "Company"), announced the execution of a definitive agreement for the sale/leaseback of nine dealership properties with Capital Automotive REIT for approximately $32 million in cash. On December 30, 1998, the Company closed the sale of six of these properties to Capital Automotive REIT for $20 million in cash. The closing of the remaining properties is subject to customary closing conditions, including approval of various manufacturers and completion of due diligence.

           On December 21, 1998, the Company issued a press release relating to the sale/leaseback transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.              FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.          Description of Exhibit
-----------          ----------------------
   99.1              Press Release of Group 1 Automotive, Inc. dated December
                     21, 1998 reporting on the sale/leaseback transaction.



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                                   SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 25, 1999

                                          GROUP 1 AUTOMOTIVE, INC.


                                          By:  /s/ Scott L. Thompson
                                             ----------------------------
                                             Name: Scott L. Thompson
                                            Title: Senior Vice President -
                                                   Chief Financial Officer and
                                                   Treasurer


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                                 EXHIBIT INDEX



Exhibit No.          Description of Exhibit
-----------          ----------------------
   99.1              Press Release of Group 1 Automotive, Inc. dated December
                     21, 1998 reporting on the sale/leaseback transaction.